SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 30, 2003


                             COLONIAL TRUST COMPANY
             (Exact name of registrant as specified in its charter)

                               Commission File No.
                                    000-18887

         Arizona                                          75-2294862
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                         Identification No.)

5336 N. 19TH Avenue, Phoenix, Arizona                  85015

(Address of principal executive offices)             (Zip code)

                                  602-242-5507
              (Registrant's telephone number, including area code)


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Item 5.   Other Events and Required FD Disclosure.

     On December 30, 2003, Colonial Trust Company ("Colonial" or the "Corporation") entered into a Purchase and Assumption Agreement with Happy Bancshares, Inc. and its subsidiary, First State Bank (the "Agreement"), pursuant to which Colonial agreed, subject to the satisfaction of certain conditions described in the Agreement, to sell to First State Bank substantially all of the assets of its corporate trust division ("Corporate Trust") and certain other assets, including without limitation (a) certain accrued fees, receivables, prepaid expenses and rights under contracts ("Contracts") of Corporate Trust, (b) all equipment and personal property used in the conduct of the business of Corporate Trust, (c) the real property and facilities located at 5336 N. 19th Avenue, Phoenix, Arizona which comprise Colonial's corporate headquarters, and (d) all furniture and fixtures located on the above-referenced real estate. First State Bank also agreed to assume certain liabilities associated with Corporate Trust, including without limitation (i) Corporate Trust's accrued expenses, (ii) certain liabilities and obligations with respect to the Contracts, (iii) a prorated portion of the real estate taxes attributable to the real estate being purchased, and (iv) liabilities under certain equipment lease agreements, hardware maintenance agreements and related agreements. The parties further agreed that at the Closing under the Agreement, First State Bank would be the substitute fiduciary for Colonial on each of Colonial's accounts of Corporate Trust and that, effective as of such Closing, Colonial would be released from all fiduciary duties with respect to Corporate Trust. It is anticipated that First State Bank would operate Corporate Trust from Colonial's current headquarters located in Phoenix, Arizona following the Closing under the Agreement.

     The purchase price to be paid by First State at the Closing will be paid in cash and will equal the sum of (i) $819,000, representing the agreed-upon value of the above-referenced real estate, (ii) the aggregate book value of the Corporate Trust assets being purchased, less the book value of the Corporate
Trust liabilities being assumed, at the Closing, and (iii) $550,000, representing the goodwill premium paid to Colonial.

     Subject to credit checks, First State Bank has agreed to offer employment, effective as of the Closing, to all of the current employees of Corporate Trust, including John K. Johnson, Cecil Glovier and Ian Currie, the President, Chief Operating Officer and Controller/Treasurer, respectively, of Colonial. Messrs. Johnson and Glovier also executed employment and non-competition agreements to be effective at the Closing.

     The Agreement is subject to the approval of the shareholders of Colonial, receipt of all required regulatory approvals, Colonial's receipt of a fairness opinion from its investment banker, Bank Advisory Group, and certain other customary closing conditions. If such approvals are received and all Closing conditions are satisfied, it is expected that Closing under the Agreement would occur in the second quarter of 2004.



Item 7. Financial Statements and Exhibits.

         (a)  Inapplicable
         (b)  Inapplicable
         (c)  Exhibits:

              99 Purchase and Assumption Agreement between Happy Bancshares, Inc., First State Bank and Colonial Trust Company




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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           COLONIAL TRUST COMPANY
                                           (Registrant)

Date: January 28, 2004            By:      /s/ John K. Johnson

                                           John K. Johnson
                                           President and Chief Executive Officer

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                                 EXHIBIT INDEX

Exhibit Number             Description of Exhibit

99 Purchase and Assumption Agreement between First State Bank and Colonial Trust Company and joined by Happy Bancshares, Inc.